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                      ASSIGNMENT OF INTELLECTUAL PROPERTY

        THIS ASSIGNMENT OF INTELLECTUAL PROPERTY ("Assignment") is entered into effective as of January 1, 2000 (the "Effective Date"), by and between ESS Technology, Inc., a California corporation, with an office at 48401 Fremont Blvd., Fremont, California 94538 ("Assignor"), and VIALTA.com, a California corporation, with an office at 48401 Fremont Blvd., Fremont, California 94538 ("Assignee").

        WHEREAS, VIALTA is in the business of designing, developing, manufacturing and marketing a line of Internet appliances such as browsers, set top boxes and combination products utilizing the integrated technologies in digital audio, digital video, communication Internet phones and video phones for sale to the consumer market (the "VIALTA Products");

        WHEREAS, ESS is in the business of designing, developing, manufacturing and marketing highly integrated mixed signal semiconductor multimedia solutions for sale to desktop and notebook personal computer markets and consumer product markets (the "ESS Products"); and

        WHEREAS, ESS has developed specialized technology regarding (i) videophone and internet phone applications (the "Videophone Business") and (ii) web browser technology (the "Web Browser Business");

        WHEREAS, Assignor wishes to sell, transfer, assign and convey and Assignee wishes to purchase, receive and accept all United States rights to Intellectual Property (as defined below) relating to the Videophone Business and the Web Browser Business, owned or developed by or for Assignor on the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, the parties hereto have entered into this Assignment:

1. DEFINITIONS.

        "Intellectual Property" means any and all proprietary rights and benefits conferred under the laws of the United States and any of its constituent states or jurisdictions in and to any of the following held by Assignor relating to the Videophone Business or the Web Browser Business (a) patents, patent applications, inventions; (b) copyrights, copyright registrations, moral rights, maskworks and other works of authorship, (c) trademarks, trade names, service marks, domain names and similar rights, (d) trade secrets, (e) all other intellectual and industrial property rights of every kind and nature, and however designated, including processes, formulae, industrial models, designs and design information, product information, specifications, data, technology, methodologies, routines, techniques, engineering information, engineering work papers and notes, computer programs (including all source codes and documentation), object codes, designs, algorithms, libraries of software, logos, "rental" rights and any other confidential and proprietary right or information, whether arising by operation of law, contract, license or otherwise, and whether or not subject to statutory registration, (f) all related technical information and technical


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drawings, know-how, and the right to sue for past infringement, if any, in connection with any of the foregoing, (g) all rights under the International Convention for the Protection of Industrial Property, (h) all registrations, initial applications, renewals, extensions, continuations, continuations-in-part, divisions or reissues hereof now or hereafter in force (including any rights in any of the foregoing), and (i) all associated goodwill. "Intellectual Property" includes without limitation proprietary rights and benefits conferred under the laws of the United States and any of its constituent states or jurisdictions in and to the items described in Schedule A attached hereto.

        "LOSSES" means any claim, loss, liability, damage, fine, penalty, cost, expense, (including, without limitation, interest which may be imposed in connection therewith, expenses of investigation, and fees and disbursements of legal counsel and other experts), diminution of value, or the like, whether or not involving a third-party claim.

2. ASSIGNMENT. Subject to the terms of the Research & Development Service Agreement dated as of the date hereof, pursuant to which Assignee grants certain rights relating to the Web Browser Business Intellectual Property back to Assignor, Assignor hereby grants, sells, assigns, transfers, sets over and conveys unto Assignee, its successors, legal representatives and assigns forever all of Assignor's right, title and interest, now and in the future, in its Intellectual Property, including:

        (i) the right to use, reproduce, perform, display, develop, create derivative works and inventions, exploit, assign, license or sub-license, transfer, sell and market the Intellectual Property, with no duty to account to Assignor for royalties or other consideration;

        (ii) the right to own, apply for, prosecute, obtain and maintain all patent, copyright, trademark, and other applications with respect to the Intellectual Property; and

        (iii) the right to independently enforce, without consent from or notice to Assignor, all rights arising with respect to the Intellectual Property against any party infringing or misappropriating the same, and to own all monetary damages generated by such enforcement.

        Assignor shall also provide to Assignee a copy of any U.S. Patent Application Assignment from the inventors of any pending U.S. Patent Applications listed in Schedule A to Assignor.

3. COMPENSATION. As full and final compensation for assignment under this Assignment, Assignee shall pay to Assignor One Million Two Hundred Thirty-five Thousand Dollars ($1,235,000) attributable to the Videophone Business and Eight Hundred Twelve Thousand Dollars ($812,000) attributable to the Web Browser Business (collectively, the "Purchase Price"). Assignee shall make such payment by wire transfer of immediately available funds to the bank account designated by Assignor 45 days after the invoice date.

4. REPRESENTATIONS AND WARRANTIES. Assignor hereby represents and warrants to Assignee that the Intellectual Property transferred herein is owned solely and lawfully by Assignor free and clear of all liens, licenses, third party rights, claims of infringement, claims for payment, or any other encumbrance whatsoever, that Assignor has good and full right and lawful authority to



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convey the same in the manner herein set forth and that upon execution and delivery of this Assignment, Assignee shall have good and marketable title thereto. Assignor has no knowledge that the Intellectual Property is being infringed by any third party. Assignor has not granted to any third party any license, agreement or other permission to use the Intellectual Property. No claim that any third party has any interest in the Intellectual Property, or that the Intellectual Property infringes the rights of any third party, is pending or has been threatened. The Intellectual Property represents all technology owned by Assignor in the United States.

5. INDEMNIFICATION. Assignor shall indemnify and hold harmless Assignee, its officers, directors, employees, agents and representatives from and against any and all Losses arising out of or resulting from (a) any breach of any of the representations or warranties made by Assignor in this Assignment; or (b) any failure by Assignor to perform any of its covenants or agreements contained in this Assignment; provided, however, that notwithstanding the foregoing, the liability of Assignor hereunder shall not, except in the event of intentional misconduct or gross negligence, exceed the Purchase Price.

6. ASSISTANCE BY ASSIGNOR. Assignor shall, whenever counsel of the said Assignee, or the counsel of its successors, legal representatives and assigns, shall advise that any proceeding in connection with the Intellectual Property in any country, including interference proceedings, is lawful and desirable, or that any division, continuation or continuation-in-part of any application for the Intellectual Property or any reissue or extension of the Intellectual Property, to be obtained thereon, is lawful and desirable: sign all papers and documents, take all lawful oaths and do all acts necessary or required to be done for the procurement, maintenance, enforcement and defense of the Intellectual Property, without charge to said Assignee, its successors, legal representatives and assigns, but at the cost and expense of Assignee, its successors, legal representatives and assigns.

7. CONFIDENTIALITY. "Confidential Information" means any proprietary information, technical data, trade secrets, know-how or other non-public information relating to the Intellectual Property assigned hereunder, including but not limited to, research, product plans, products, designs, flow-charts, algorithms, suppliers, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information. Confidential Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of Assignor or of others who were under confidentiality obligations as to the item or items involved. Assignor has agreed, and hereby agrees, forever to hold in strictest confidence, and not to use, except for the benefit of the Assignee, or to disclose to any person, firm, corporation or other entity without written authorization of Assignee, any Confidential Information. In the event that Assignor become legally compelled to disclose any Confidential Information, Assignor will provide prompt written notice to Assignee so that Assignee may seek a protective order or other appropriate remedy. In the event that such a protective order or other remedy is not obtained, Assignor shall furnish only that portion of the Confidential Information which Assignor is advised by written opinion of counsel is legally required and will exercise Assignor's best efforts to obtain reliable assurances that confidential treatment will be accorded to that portion of the Confidential Information so disclosed.



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8. NOTICES. All notices, requests, demands, and other communications required or permitted to be given by a party under this Assignment shall be in writing in the English language and shall be conclusively deemed to have been duly given
(a) when hand delivered to the other party; or (b) when received when sent by facsimile at the address and number set forth below; or (c) five (5) business days after the same have been deposited in a post office by registered or recorded delivery international air post requested postage prepaid and addressed to the parties as set forth below; or (d) three (3) business days after the same have been deposited with a reputable international delivery service, postage prepaid, addressed to the parties as set forth provided that the sending party receives a confirmation of delivery from the delivery service provider.

                     If to Assignor, to:

                               ESS Technology, Inc.
                               48401 Fremont Blvd.
                               Fremont, CA 94538

                               Attn: Bob Blair
                               Fax:
                               Telephone: 510-492-1688


                     If to Assignee, to:

                               ViAlta.com
                               48401 Fremont Blvd.
                               Fremont, CA 94538

                               Attn:      Fred Chan
                               Fax:
                               Telephone: 510-492-1888


9. ENTIRE AGREEMENT. This Assignment constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings among the parties relating to the subject matters hereof.

10. AMENDMENT. This Assignment may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

11. GOVERNING LAW. This assignment shall be governed by and construed in accordance with the laws of the State of California, U.S.A., without regard to conflict of interest rules.

12. FURTHER ASSURANCES. Assignor shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be requested by Assignee to fulfill the objectives of this Assignment.

13. WAIVER. Any term or condition of this Assignment may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No



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waiver by any party of any term or condition of this Assignment, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Assignment on any future occasion.

14. SCOPE OF ASSIGNMENT. This Assignment is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.



                            [Signature Pages Follow]



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        IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.


ESS TECHNOLOGY, INC.

By: /s/ ROBERT L. BLAIR
   -----------------------------------

Title: CEO


VIALTA.COM

By: /s/ FRED S.L. CHAN
   -----------------------------------

Title: CEO



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                                   SCHEDULE A



                                      [*]




* Confidential treatment is requested with respect to this portion of this agreement.